Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On June 1, 2010, The First American Corporation (“FAC”) completed a transaction (the “Separation”) by which it separated into two independent, publicly traded companies through a distribution (the “Distribution”) of all of the outstanding shares of its subsidiary, First American Financial Corporation (“FAFC”), to the holders of FAC’s common shares, par value $1.00 per share (the “Historic Common Stock”), as of May 26, 2010 (the “Record Date Shareholders”). After the Distribution, FAFC owned the businesses that historically comprised FAC’s financial services businesses and FAC retained its information solutions businesses.

On May 18, 2010, the shareholders of FAC approved a separate transaction pursuant to which FAC changed its place of incorporation from California to Delaware (the “Reincorporation”). The Reincorporation became effective June 1, 2010. To effect the Reincorporation, FAC and CoreLogic, Inc., (“CoreLogic”) which was a wholly-owned subsidiary of FAC incorporated in Delaware, entered into an agreement and plan of merger (the “Merger Agreement”). Pursuant to the Merger Agreement, FAC merged with and into CoreLogic with CoreLogic continuing as the surviving corporation. As used herein, the term the “Company,” refers to FAC at all times prior to the Reincorporation and refers to CoreLogic, Inc., as successor to The First American Corporation, at all times subsequent to the Reincorporation.

Now that the Distribution has been completed, the Company will no longer consolidate the financial results of FAFC for the purposes of its own financial reporting. The historical financials of FAFC will be reflected in the Company’s consolidated financial statements as discontinued operations for all periods presented through the Distribution date, beginning with the financial statements to be filed for the quarter ending June 30, 2010.

The following unaudited pro forma condensed consolidated financial statements of the Company were derived from, and should be read together with, FAC’s historical consolidated financial statements including the accompanying notes, included in FAC’s Annual Report on Form 10-K, FAFC’s historical combined financial statements including the accompanying notes included in FAFC’s Form 10 Registration Statement, as amended, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and FAFC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

The accompanying unaudited pro forma condensed consolidated balance sheet of CoreLogic as of March 31, 2010 is presented as if the Distribution had occurred on March 31, 2010. The accompanying unaudited pro forma condensed consolidated income statements for the three months ended March 31, 2010 and 2009 and the years ended December 31, 2009, 2008 and 2007 are presented as if the Distribution had occurred on January 1, 2007. Specifically, the pro forma adjustments include giving effect to the elimination of FAFC’s historical financial results and the pro forma adjustments that are directly attributable to the spin-off transaction and are factually supportable.

In addition several other significant transactions occurred in 2009 and 2010 that we have included in the unaudited pro forma condensed consolidated financial statements. The following transactions have been given pro forma impact as if they had occurred on January 1, 2009 for purposes of the unaudited pro forma condensed consolidated income statements for the three months ended March 31, 2010 and 2009 and for the year ended December 31, 2009 and, except for the first transaction, on March 31, 2010 for purposes of the unaudited pro forma condensed consolidated balance sheet as of March 31, 2010:

•	The buy-in of the publicly held shares of First Advantage Corporation, which closed in November 2009.

•	The new credit facility and term loan agreement executed in April 2010.

•	The tender offer for existing public debt of the Company, which was completed in May 2010.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our results of operations or financial condition had the Separation been completed on the date assumed. Additionally, these pro forma financial statements are not necessarily indicative of our future results of operations or financial condition. Specifically:

•

The pro forma financial statements do not reflect adjustments that are based on judgmental estimates because such amounts are not appropriately included as pro forma adjustments. For example, CoreLogic expects that it will no longer incur the same level of corporate infrastructure that previously supported FAC. The pro forma financial statements include general unallocated corporate costs of $21.5 million and $23.3 million (excluding interest expense and spin-related costs) for the quarters ended March 31, 2010 and 2009, respectively, and $94.8 million (excluding interest expense and spin-related costs) for the year ended December 31, 2009. We estimate that our recurring annual stand-alone corporate costs will be approximately $40 to $45 million (excluding interest expense). The pro forma financial statements do not reflect a reduction of these costs and expenses.

•

Included in the pro forma condensed consolidated income statements are certain charges for severance and restructuring not associated with the Separation, totaling $1.5 million and $0.8 million for the three months ended March 31, 2010 and 2009, respectively, and $39 million for the year ended December 31, 2009.

•	The pro forma condensed consolidated balance sheet does not reflect any pro forma adjustments to accrue for future projected costs related to the Separation.

•

As part of the Separation, CoreLogic entered into transition services agreements with FAFC for the provision and receipt of certain corporate level services. There is uncertainty regarding how much, if any, those service agreements will be utilized and therefore the level of expected future costs and revenues is not estimable (the fees to be paid will be partially based on usage, such as hourly rates or per item costs, as opposed to predetermined fees). Given these factors, we have not included any amounts related to the agreements in the pro forma condensed consolidated financial statements.

As it relates to the ongoing commercial relationships that will be in place between us and FAFC (primarily related to purchases and sales of data and other settlement services), the terms and conditions of the ongoing commercial relationships are materially consistent with the terms and conditions currently in place between the two organizations and reflected in our historical consolidated financial statements. As a result, we do not anticipate any material changes to our results of operations and therefore do not believe any adjustment to the pro forma condensed consolidated income statement is required.

We believe the assumptions used and pro forma adjustments derived from such assumptions, are reasonable under the circumstances and are based upon currently available information. While such adjustments are subject to change based upon the actual closing of the Separation, in management’s opinion the pro forma adjustments have been developed on a reasonable and rational basis.

CoreLogic, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2010

(in thousands)

		Separation Distribution
	FAC Historical	Less FAFC Historical	Separation Adjustments		Other Adjustments		CoreLogic Pro Forma
Assets
Cash and cash equivalents	$758,816	$456,968	$100,000	(1)	$—	(8),(9)	$401,848
Accounts receivable	478,221	227,231	—		—		250,990
Income tax receivable	40,051	—	—		12,044	(10)	52,095
Investments:
Deposits with banks	95,567	94,313	—		—		1,254
Debt securities	2,025,295	2,023,137	—		—		2,158
Equity securities	89,659	45,847	—		21,819	(8)	65,631
Other long term investments	378,143	276,482	79,965	(2)	—		181,626
Related party accounts and note receivable	—	186,510	186,510	(3)	4,062	(10)	4,062
Loans receivable, net	163,329	163,329	—		—		—
Property and equipment, net	592,440	353,839	16,253	(4)	—		254,854
Title plants and other indexes	693,230	487,331	—		—		205,899
Deferred income taxes, net	13,255	101,818	(12,253	)(5)	100,816	(10)	—
Goodwill	2,621,494	801,953	—		—		1,819,541
Other intangible assets, net	246,584	76,136	—		—		170,448
Other assets	346,169	208,205	—		13,353	(8),(9)	151,317

Total Assets	$8,542,253	$5,503,099	$370,475		$152,094		$3,561,723

Liabilities & Stockholders’ Equity
Demand deposits	$1,182,759	$1,182,759	$—		$—		$—
Accounts payable and accrued liabilities	994,734	640,850	(17,390	)(5)	(3,352	)(8)	333,142
Due to related party	—	4,062	—		4,062	(10)	—
Deferred revenues	687,989	135,611	—		—		552,378
Reserve known and IBNR claims	1,227,473	1,198,569	—		—		28,904
Income taxes payable	—	12,044	—		12,044	(10)	—
Deferred income taxes, net	—	—	—		100,816	(10)	100,816
Notes and contracts payable	775,660	251,363	(40,100	)(5),(6)	95,921	(8),(9)	580,118
Related party note payable		29,087	29,087	(3)	—		—
Mandatorily redeemable noncontrolling interests	72,000	—	—		—		72,000	(11)
Deferred interest subordinated notes	88,059	—	—		(53,291	)(8)	34,768

Total liabilities	$5,028,674	$3,454,345	(28,403)		156,200		1,702,126

Commitments and contingencies

Redeemable noncontrolling interests	313,847	—	—		—		313,847

Stockholders’ Equity
Common stock	103,846	—	12,933	(7)	—		116,779
Additional paid-in-capital	1,017,916	—	(12,933	)(7)	—		1,004,983
Retained earnings	2,223,792	2,174,406	380,400	(7)	(4,106	)(8),(9)	425,680
Accumulated comprehensive income/(loss)	(158,922)	(139,028)	18,478	(5)	—		(1,416)
Noncontrolling interest	13,100	13,376	—		—		(276)

Total equity	3,199,732	2,048,754	398,878		(4,106)		1,545,750

Total liabilities and stockholders’ equity	$8,542,253	$5,503,099	$370,475		$152,094		$3,561,723

(1)	In connection with the Separation, we will finalize the purchase of the noncontrolling interest in a joint venture on December 31, 2010 and FAFC is funding a portion of the buy-out. This represents the cash payment of $100 million that we received from FAFC on the Separation date to fund their share of the purchase.
(2)	The pro forma adjustments to the other long term investments balance is comprised of two items.

a.	There are approximately $9.2 million of investments at March 31, 2010 that have not been attributed to FAFC for purposes of the historical financial statements as they were held for general investment purposes and not specifically for FAFC’s benefit. The investments were transferred to FAFC as part of the Separation and we are therefore excluding those investment assets.

b.	There are approximately $89.1 million of investments in affiliates at March 31, 2010 which FAFC transferred to us as part of the Separation transaction and we are reflecting the contribution of those investment assets.

(3)	There are approximately $186.5 million of notes payable from FAC to subsidiaries of FAFC which are recorded in our historical financial statements and a corresponding receivable recorded by FAFC in their historical financial statements. At the Separation, these notes payable were transferred to FAFC and eliminated against the subsidiaries’ notes receivable. Additionally, FAFC had a $29.1 million note payable to us that was paid off at the Separation date. The cash received was subsequently allocated to FAFC as part of the Separation.

(4)	The pro forma adjustments to property and equipment, net are comprised of two items:

a.	There is certain real estate property, net, that we received from FAFC in connection with the Separation. The property has a net book value of approximately $16.5 million at March 31, 2010.

b.	There are certain software assets with a net book value of $0.3 million at March 31, 2010 that have not been attributed to FAFC for purposes of the historical financial statements as they were held for general investment purposes and not specifically for FAFC’s benefit. The assets were transferred to FAFC as part of the Separation and we are therefore excluding those assets.

(5)	As part of the Separation, FAC’s defined benefit plans, which are currently underfunded, were assumed by FAFC along with the obligation related to our employees. In connection with the Separation, we issued a note payable to FAFC for approximately $19.9 million that represents the anticipated net present value of the unfunded portion of the liability associated with the CoreLogic employees who participate in the plans as well as the related administrative costs. The note bears interest at a fixed rate of 6.52%, which we believe is a market rate for similar instruments, and matures in 2017. In addition to recording the pro forma impact of issuing the note payable to FAFC, this entry also eliminates the accrued pension liability of $17.4 million, deferred income tax asset of $12.3 million and other comprehensive loss balance of $18.5 million related to our participation in the defined benefit plans at March 31, 2010.

(6)	In connection with the Separation, FAFC paid down $200 million of our existing credit facility. We have attributed $140 million of the FAC credit facility to FAFC in their historical financial statements at March 31, 2010. This pro forma adjustment represents the allocation of the $60 million in debt that we drew down in 2007 that FAFC has paid down as part of the Separation.

(7)	The pro forma adjustment represents the net impact of the pro forma entries on our total equity balance. As part of the Separation transactions, on May 26, 2010, we issued 12,933,265 shares to FAFC, representing $250 million of fair value based on the when-issued closing price of CoreLogic shares on that date. The shares issued had a par value of $1.00 per share. Our total shares outstanding as of the Separation date are 116,939,278.

(8)	In connection with the closing of a debt tender offer on May 12, 2010, the Company repurchased and extinguished various senior notes in the amount of $189.2 million and certain deferred interest subordinated notes in the amount of $53.3 million. Deferred financing costs of $1.4 million related to the extinguished debt were written-off. The Company also purchased and now holds equity investments of $21.8 million in trust certificates issued by PREFERRED PLUS Trust Series FAR-1 due in 2028. Consent fees expensed in connection with the tender’s closing were $2.7 million and accrued interest on the senior notes totalling $3.4 million was paid in connection with the tender offer.

(9)	On April 12, 2010, the Company amended its existing $500 million credit facility. In connection with that amendment, on that date the Company also entered into a new $350 million term loan, due 2016, and received net cash proceeds of $335.2 million (the proceeds from which were primarily used to fund the tender offer referred to in adjustment 8 above). The term loan is subject to mandatory repayment, commencing September 30, 2010, and continuing on each three month anniversary thereafter until and including March 31, 2016 in an amount equal to $875,000. The outstanding balance of the term loan is due on April 12, 2016. The term loan carries a variable interest rate and the initial interest rate for the term loan is 4.75%. The term loan has a LIBOR floor interest rate of 150 bp. The $14.8 million difference between the face value of the term loan and the proceeds received represents the financing costs associated with the amendment of the credit facility and the term loan borrowing. These finance costs have been deferred as other assets and will be amortized to interest expense over the terms of the borrowings. We also used $64.9 million of proceeds from the term loan to pay down the balance owed on the credit facility.

(10)	Certain financial statement balances have been reclassified as assets or liabilities, as appropriate, after the effect of the pro forma adjustments have been included.

(11)	We will settle this mandatorily redeemable noncontrolling interest liability in February 2011 using CoreLogic stock, subject to a specified dilution level. If the dilution level is met, any excess consideration due will be paid in cash.

CoreLogic, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Three Months Ended March 31, 2010

(in thousands, except per share amounts)

		Separation Distribution
	FAC Historical	Less FAFC Historical	Separation Adjustments		Other Adjustments		CoreLogic Pro Forma
Operating revenue	$1,312,622	$877,886	$8,339	(1)	$—		$443,075
Investment	47,689	30,540	2,502	(2)	—		19,651

Total Revenues	1,360,311	908,426	10,841		—		462,726

Salaries and other operating expense	1,240,295	861,744	6,680	(1),(3),(4),(5)	—		385,231
Depreciation and amortization	49,823	19,820	116	(6)	—		30,119
Interest	10,144	2,322	82	(7)	1,747	(10)	9,651

Total Expenses	1,300,262	883,886	6,878		1,747		425,001

Income before income taxes	60,049	24,540	3,963		(1,747)		37,725
Income tax provision (benefit)	21,410	10,811	1,664	(8)	(733	)(8)	11,530

Net income	38,639	13,729	2,299		(1,014)		26,195
Less: Net income attributable to noncontrolling interests	9,183	(40)	—		—		9,223

Net (loss) income attributable to stockholders	$29,456	$13,769	$2,299		$(1,014)		$16,972

Net income (loss) attributable to stockholders:
Basic	$0.28						$0.15

Diluted	$0.28						$0.14

Weighted-average number of shares:
Basic	103,474		12,933	(11)			116,407

Diluted	104,752		12,933	(11)			117,685

CoreLogic, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Three Months Ended March 31, 2009

(in thousands, except per share amounts)

		Separation Distribution
	FAC Historical	Less FAFC Historical	Separation Adjustments		Other Adjustments		CoreLogic Pro Forma

Operating revenue	$1,319,169	$850,830	$12,385	(1)	$—		$480,724
Investment	58,643	37,545	3,633	(2)	—		24,731

Total Revenues	1,377,812	888,375	16,018		—		505,455

Salaries and other operating expense	1,226,706	851,316	22,072	(1), (3), (4), (5)	—		397,462
Depreciation and amortization	52,002	20,810	116	(6)	—		31,308
Interest	16,091	6,105	(290	)(7)	1,193	(10)	10,889

Total Expenses	1,294,799	878,231	21,898		1,193		439,659

Income before income taxes	83,013	10,144	(5,880)		(1,193)		65,796
Income tax provision (benefit)	28,055	2,775	(2,470	)(8)	(501	)(8)	22,309

Net income	54,958	7,369	(3,410)		(692)		43,487
Less: Net income attributable to noncontrolling interests	18,933	2,467	—		(2,038	)(9)	14,428

Net (loss) income attributable to stockholders	$36,025	$4,902	$(3,410)		$1,346		$29,059

Net income (loss) attributable to stockholders:
Basic	$0.39						$0.25

Diluted	$0.38						$0.25

Weighted-average number of shares:
Basic	93,022		12,933	(11)	9,497	(12)	115,452

Diluted	93,695		12,933	(11)	9,497	(12)	116,125

CoreLogic, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Twelve Months Ended December 31, 2009

(in thousands, except per share amounts)

		Separation Distribution
	FAC Historical	Less FAFC Historical	Separation Adjustments		Other Adjustments		CoreLogic Pro Forma

Operating revenue	$5,791,304	$3,938,616	$52,412	(1)	$—		$1,905,100
Investment	181,473	108,218	13,267	(2)	—		86,522

Total Revenues	5,972,777	4,046,834	65,679		—		1,991,622

Salaries and other operating expense	5,272,296	3,740,195	82,866	(1),(3),(4),(5)	—		1,614,967
Depreciation and amortization	219,922	82,475	463	(6)	—		137,910
Interest	56,762	19,819	(808	)(7)	5,298	(10)	41,433

Total Expenses	5,548,980	3,842,489	82,521		5,298		1,794,310

Income before income taxes	423,797	204,345	(16,842)		(5,298)		197,312
Income tax provision (benefit)	154,621	70,068	(7,074	)(8)	(2,225	)(8)	75,254

Net income	269,176	134,277	(9,768)		(3,073)		122,058
Less: Net income attributable to noncontrolling interests	69,525	11,888	—		(9,921	)(9)	47,716

Net (loss) income attributable to stockholders	$199,651	$122,389	$(9,768)		$6,848		$74,342

Net income (loss) attributable to stockholders:
Basic	$2.11						$0.64

Diluted	$2.09						$0.64

Weighted-average number of shares:
Basic	94,551		12,933	(11)	8,352	(12)	115,836

Diluted	95,478		12,933	(11)	8,352	(12)	116,763

CoreLogic, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Year Ended December 31, 2008

(in thousands, except per share amounts)

	FAC Historical	Less FAFC Historical	Separation Adjustments		CoreLogic Pro Forma

Operating revenue	$6,080,648	$4,284,800	$56,088	(1)	$1,851,936
Investment	133,110	82,925	2,978	(2)	53,163

Total Revenues	6,213,758	4,367,725	59,066		1,905,099

Salaries and other operating expense	5,835,478	4,361,183	100,395	(1), (3), (4)	1,574,690
Depreciation and amortization	262,945	95,242	463	(6)	168,166
Interest	71,124	27,215	(972	)(7)	42,937

Total Expenses	6,169,547	4,483,640	99,886		1,785,793

Income (loss) before income taxes	44,211	(115,915)	(40,820)		119,306
Income tax provision (benefit)	15,846	(43,433)	(17,144	)(8)	42,135

Net income (loss)	28,365	(72,482)	(23,676)		77,171
Less: Net income attributable to noncontrolling interests	54,685	11,523	—		43,162

Net (loss) income attributable to stockholders	$(26,320)	$(84,005)	$(23,676)		$34,009

Net income (loss) attributable to stockholders:
Basic	$(0.28)				$0.32

Diluted	$(0.28)				$0.32

Weighted-average number of shares:
Basic	92,516		12,933	(11)	105,449

Diluted	92,516		12,933	(11)	105,449

CoreLogic, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Year Ended December 31, 2007

(in thousands, except per share amounts)

	FAC Historical	Less FAFC Historical	Separation Adjustments		CoreLogic Pro Forma

Operating revenue	$7,827,219	$5,884,502	$68,102	(1)	$2,010,819
Investment	395,164	191,630	8,229	(2)	211,763

Total Revenues	8,222,383	6,076,132	76,331		2,222,582

Salaries and other operating expense	7,747,747	6,147,542	138,264	(1), (3), (4)	1,738,469
Depreciation and amortization	232,339	94,816	463	(6)	137,986
Interest	90,234	42,607	(773	)(7)	46,854

Total Expenses	8,070,320	6,284,965	137,954		1,923,309

Income (loss) before income taxes	152,063	(208,833)	(61,623)		299,273
Income tax provision (benefit)	43,689	(86,387)	(25,881	)(8)	104,195

Net income (loss)	108,374	(122,446)	(35,742)		195,078
Less: Net income attributable to noncontrolling interests	111,493	20,537	—		90,956

Net (loss) income attributable to stockholders	$(3,119)	$(142,983)	$(35,742)		$104,122

Net income (loss) attributable to stockholders:
Basic	$(0.03)				$0.97

Diluted	$(0.03)				$0.95

Weighted-average number of shares:
Basic	94,649		12,933	(11)	107,582

Diluted	94,649		12,933	(11)	109,087

(1)	CoreLogic and FAFC have historically had a level of normal and customary intercompany sales between the two companies that were eliminated upon consolidation. Now that the Separation is complete, these eliminations will not be recorded as the two companies will no longer be part of the same consolidated financial statements. The impact on operating revenues and the offset to salaries and other operating expenses for the three months ended March 31, 2010 and 2009 and the years ended December 31, 2009, 2008 and 2007 were $8.3 million, $12.4 million, $52.4 million, $56.1 million, and $68.1 million, respectively. We anticipate that these types of sales will be ongoing.

(2)	The pro forma adjustment to investment income is comprised of several items:

a.	First, there are several notes payable from FAC to subsidiaries of FAFC that are recorded in our historical financial statements and corresponding notes receivable recorded by FAFC in their historical financial statements (see adjustment 3 to the unaudited pro forma condensed consolidated balance sheet). At the Separation, these notes payable were transferred to FAFC and eliminated against the subsidiaries’ notes receivable. The pro forma entries include an adjustment to eliminate the interest income in the FAFC historical financial statement balances associated with these notes receivable aggregating $2.1 million, $2.8 million, $11.0 million, $8.9 million, and $2.9 million for the three months ended March 31, 2010 and 2009 and the years ended December 31, 2009, 2008 and 2007, respectively.

b.

An adjustment for lease income of $0.5 million for the three months ended March 31, 2010 and 2009 and $2.0 million for the years ended December 31, 2009, 2008 and 2007 associated with real estate property that was transferred to us in connection with the Separation (see adjustment 4a to the unaudited pro forma condensed consolidated balance sheet). The lease income is properly eliminated in the FAC historical financial statement balances but included as investment income in the FAFC historical financial statement balances. Therefore, the adjustment is reflected as an addition to our investment income in that the investment income balance had been reduced by that amount.

c.	An adjustment to reflect the inclusion of the historical equity in earnings from joint ventures totaling $0.2 million, $0.3 million, $2.3 million, $(2.4) million, and $2.6 million for the three months ended March 31, 2010 and 2009 and years ended December 31, 2009, 2008, and 2007, respectively, for certain joint venture investments that we received from FAFC in connection with the Separation (see adjustment 2b to the unaudited pro forma condensed consolidated balance sheet).

d.	An adjustment to equity in earnings from an affiliate in the amounts of $(0.3) million, $0 million, $(2.0) million, $(5.6) million, and $0.7 million for the three months ended March 31, 2010 and 2009, and the years ended December 31, 2009, 2008 and 2007, respectively. The equity in earnings from this FAC consolidated affiliate are properly eliminated in the FAC historical financial statement balances but included in the equity in earnings in the FAFC historical financial statement balances. Therefore, the adjustment is reflected as an addition to our investment income in that the investment income balance has been reduced by that amount (see adjustment 2b to the unaudited pro forma condensed consolidated balance sheet).

(3)	The pro forma adjustment to salaries and other operating expenses includes an adjustment for the elimination of the pension expense related to our participation in FAC’s defined benefit pension plan. Upon the Separation, the plan (and the expense associated with our employees) was assumed by FAFC (see adjustment 5 to the unaudited pro forma condensed consolidated balance sheet). The pro forma adjustment to reflect the impact of this change is $0.8 million, $0.5 million, $1.5 million, $(0.1) million, and $1.5 million for the three months ended March 31, 2010 and 2009 and years ended December 31, 2009, 2008, and 2007, respectively.

(4)	Generally accepted accounting principles provide that a parent company should not reflect an allocation of general corporate expenses and overhead to the discontinued operation. This pro forma entry adds back to CoreLogic’s unaudited pro forma condensed consolidated income statements the $11.9 million, $10.2 million, $40.5 million, $44.2 million and $71.7 million of general corporate costs that were allocated to FAFC for the three months ended March 31, 2010 and 2009 and the years ended December 31, 2009, 2008, and 2007, respectively.

(5)	During the three month periods ended March 31, 2010 and 2009 and the year ended December 31, 2009, we incurred approximately $12.7 million, $0 million and $8.6 million of costs, primarily legal, accounting and tax fees, associated with the Separation transaction that are non-recurring expenses. This pro forma entry eliminates those expenses.

(6)	As discussed in adjustment 4a to the unaudited pro forma condensed consolidated balance sheet, as part of the Separation, we received certain real estate assets from FAFC. This pro forma entry gives effect to the depreciation and amortization related to those real estate assets of $0.1 million for the three months ended March 31, 2010 and 2009 and $0.5 million for the years ended December 31, 2009, 2008, and 2007.

(7)	The Separation adjustment to interest expense is comprised of two items.

a.

As discussed in adjustment 6 to the unaudited pro forma condensed consolidated balance sheet, FAFC was allocated an incremental $60 million of debt as part of the Separation. This pro forma adjustment gives consideration to the reduction in our interest expense for the additional amount allocated to FAFC’s portion of the credit facility. Using the historical interest expense, interest expense has been reduced by $0.2 million (effective interest rate of 1.62%), $0.6 million (effective interest rate of 4.10%), $2.1 million (effective interest rate of 3.51%), $2.3 million (effective interest rate of 3.78%), and $2.1 million (effective interest rate of 3.45%) for the three months ended March 31, 2010 and 2009 and the years ended December, 31, 2009, 2008 and 2007, respectively.

b.	As noted in adjustment 3 above, as part of the Separation, FAFC assumed all the expenses and obligations associated with the Company’s pension plan. CoreLogic issued a note payable to FAFC of $19.9 million that represents the anticipated net present value of the unfunded portion of liability associated with the CoreLogic employees and the related administrative costs. The note bears interest at a 6.52% fixed rate, which we believe is a market rate for similar instruments, and matures in 2017. The pro forma adjustment to interest expense gives effect to the anticipated interest expense associated with the note of $0.3 million for the three months ended March 31, 2010 and 2009 and $1.3 million for the years ended December 31, 2009, 2008, and 2007.

(8)	This amount represents the estimated income tax impact of the pro forma adjustments using the statutory rate of 42%.

(9)	The pro forma adjustment to net income attributable to noncontrolling interests relates to the buy-in of the publicly held shares of First Advantage Corporation in November 2009 in a stock-for-stock transaction. A pro forma adjustment in the amount of $2.0 million for the three months ended March 31, 2009 and $9.9 million for the year ended December 31, 2009 represents the impact to the net income attributable to noncontrolling interests of completing that transaction.

(10)	As discussed in adjustment 9 to the unaudited pro forma condensed consolidated balance sheet, our amended credit facility and new term loan will result in higher net borrowing costs to the Company, including the amortization of deferred financing costs paid to secure these borrowings. Therefore we are including a pro forma entry for incremental interest expense of $1.7 and $1.2 million for the three months ended March 31, 2010 and 2009, respectively, and $5.3 million for the year ended December 31, 2009. This adjustment is based on an anticipated increase in the unused commitment fees on the new facility, an increase in the interest rate on the credit facility of 223 basis points (based on an interest rate of 3.568% which represents the weighted average interest rate on the borrowings outstanding on the credit facility as of March 31, 2010) and an anticipated decline in the weighted average interest rate of 161 basis points on the term loans outstanding after giving effect to a) the amount of public debt redeemed as part of the tender offer discussed in adjustment 8 above and b) the interest rate on the new $350 million term loan of 4.75% as of the issuance date. A change of one-eighth of 1% (12.5 basis points) in the interest rate associated with these borrowings would result in additional annual interest expense of approximately $0.7 million (in the case of an increase to the rate) or an annual reduction to interest expense of approximately $0.7 million (in the case of a decrease in the rate).

(11)	Basic and diluted net income (loss) attributable to stockholders and basic and fully diluted weighted average number of shares outstanding are calculated using the historical FAC share counts, adjusted to reflect the pro forma impact of 12,933,265 incremental shares issued to FAFC and a FAFC affiliate in connection with the Separation.

(12)	Basic and diluted net income (loss) attributable to stockholders and basic and fully diluted weighted average number of shares outstanding are adjusted to reflect the pro forma impact of the buy-in of the publicly held shares of First Advantage Corporation completed in November 2009.